Exhibit 99.5

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Restated Agreement”), dated as of February           , 2006 amends and restates the Employment Agreement between Western Sierra Bancorp, a California corporation (“Bancorp”), and Patrick J. Rusnak (“Executive”) dated May 3, 2005 (the “Employment Agreement”).

RECITALS

A.                                   Executive currently serves as an executive of Bancorp or of a subsidiary bank thereof.

B.                                     Executive and Bancorp are parties to the Employment Agreement pursuant to which Executive is entitled to a severance benefit if certain triggering events occur after a change in the control of Bancorp.

C.                                     Bancorp is currently negotiating a definitive agreement (the “Merger Agreement”) with Umpqua Holdings Corporation (“Umpqua”), pursuant to which Bancorp would merge into Umpqua.

D.                                    Umpqua has expressed an unwillingness to enter into the Merger Agreement, unless the Employment Agreement is amended to assure Umpqua that Executive will continue as an employee, as needed, through the post-merger integration period and commits to the non-solicitation of bank employees and customers for a twenty four month period following termination.  Specifically, Executive understands and agrees that the restrictions set forth in Section 8 of this Restated Agreement are reasonable and appropriate assurances to Umpqua as an inducement to enter into the Merger Agreement and to entitle Executive to the payments provided herein.

E.                                      Hereinafter, the term “Employer” refers to Bancorp and its successor, including any subsidiary of either that is the actual employer of Executive.

F.                                      Executive desires to realize the benefit under the Employment Agreement that would result from the Merger and therefore is willing to amend and restate the Employment Agreement, as follows:

AGREEMENT

1.                                      Effective Time.

This Restated Agreement shall be effective as of the consummation of the Merger (the “Effective Time”).  Until the Effective Time, the Employment Agreement, without amendment, will continue in effect.

2.                                      Purpose.

This Restated Agreement sets forth the agreement between the parties with respect to severance benefits to which Executive would be entitled to receive as a result of termination of Executive’s employment following the Effective Time.  Notwithstanding the foregoing, Executive’s rights pursuant to any salary continuation agreement (SERP), deferred compensation agreement, or stock option agreement, if any, with Bancorp are not hereby affected.

3.                                      Eligibility for Severance Benefit.

Executive shall be entitled to receive the Severance Benefit, as described in Section 4 below, provided the following conditions are satisfied:

(a)                                  The Merger is consummated;

(b)                                 One of the following occurs:

(i)                                     Executive voluntarily terminates employment more than nine months after the Effective Time (the “Integration Period”);

(ii)                                  Executive terminates employment after the Effective Time as a result of (1) a decrease in Executive’s base salary or (2) a requirement by Bancorp to relocate to an office that is 35 miles or more from the office where Executive is located as of the Effective Time; or

(iii)                               Executive’s employment is terminated by Employer after the Effective Time without Cause, as permitted by Section 9.  “Cause” means:

a.                                       Fraudulent conduct by Executive with respect to the performance of Executive’s duties with Employer;

b.                                      Conduct by Executive that is materially detrimental to the reputation of Employer or any of its subsidiaries, including but not limited to Executive’s conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;

c.                                       Executive’s gross negligence or gross misconduct in performance of Executive’s duties, including but not limited to Executive’s refusal to comply in any material respect with the legal directives of Employer’s Board of Directors or Executive’s supervisor or refusal to cooperate and participate in the post-merger integration efforts, after written notice specifying the particulars of such negligence or misconduct and providing Executive with five business days to cure such deficient performance; or

d.                                      An order or directive from a state or federal banking regulatory agency requesting or requiring removal of Executive or a finding by any such agency that Executive’s performance threatens the safety or soundness of Employer or any of its subsidiaries.

(iv)                              Executive’s employment terminates after the Effective Time as a result of Executive’s death or upon Executive becoming Disabled.  “Disabled” means that a physician acceptable to Employer (with such agreement on acceptability of the physician not to be unreasonably withheld), determines Executive’s incapacity to be prohibitive of Executive’s ability to perform the essential functions of Executive’s position with or without reasonable accommodation during the Integration Period.

(c)                                  Except in the event of Executive’s death, Executive executes and delivers to Employer a Release of Claims Agreement (“Release Agreement”), substantially in the form set forth in Exhibit A hereto and does not revoke the Release; and

(d)                                 Executive complies with the terms of this Restated Agreement and the Release of Claims.

4.                                      Severance Benefit.

4.1                                 Provided the conditions in Section 3 above are satisfied, and subject to the provisions of Section 4.2 below, Executive will receive a total benefit of $525,267 (the “Severance Benefit”), paid in equal installments over 24 months (the “Installment Period”) commencing on the first business day of the month after the later of termination of employment and lapse of the revocation period under the Release Agreement. In the event of a cut-back pursuant to Section 7 below, the reduction shall be applied proportionately to reduce the initial payment and each subsequent installment payment.

4.2                                 It is the intention of Bancorp and Executive that the Severance Benefit payable under this Severance Agreement (i) be paid in accordance with the terms of Section 4.1 to the greatest extent possible, and (ii) either be exempt from, or otherwise comply with, Section 409A of the Code.

4.2.1                        To the extent the Severance Benefit is subject to Section 409A of the Code and Executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Severance Benefit shall be delayed for six (6) months following Executive’s termination of employment and the first installment payment made in the seventh month following termination of employment shall equal the aggregate installment payments Executive would have received during the first six months of the Installment Period (the “Aggregate Payments”), plus the payment Executive is otherwise entitled to receive for the seventh month of the Installment Period, provided payment of the Aggregate Payments in the seventh month does not subject Executive to additional tax under Section 409A of the Code.

4.2.2                        To the extent the Severance Benefit is subject to Section 409A of the Code, and Bancorp or Executive reasonably believe, at any time, that such Severance Benefit does not comply with Section 409A, it will promptly advise the other party and will negotiate reasonably and in good faith to amend the terms of the Severance Agreement such that it so complies (with the most limited possible economic effect on Bancorp and Executive and with the intent to preserve payment of a meaningful portion of the Severance Benefit over the Installment Period).  Bancorp and Executive acknowledge that this Agreement is providing Executive with an enhanced benefit in the amount of $165,267 (the “Enhanced Benefit”) over the amount of severance benefit Executive was eligible to receive under the Severance Agreement; Executive agrees that, in the event Section 409A of the Code requires payment of the Severance Benefit in a manner other than as set forth in Section 4.1 or Section 4.2.1, that the Enhanced Benefit is to be paid in a lump sum at the end of the Installment Period.

5.                                      Liquidated Damages.

The parties agree that the damages suffered by Bancorp as a result of a breach by Executive of any of the covenants set forth in Section 8 hereof or set forth in the Release Agreement, would be extremely difficult to fix.  As the alternative, the parties agree that an appropriate damage calculation would be the forfeiture of any remaining payments due at the time of the breach.  Accordingly, if at any time during the Installment Period, Executive breaches the terms of this Restated Agreement or of the Release Agreement, Executive shall receive no further payments of the Severance Benefit.  The liquidated damages under this Section 5 shall be in addition to any injunctive relief under Section 10.3 hereof.

Initial to Accept:

6.                                      Payment Upon Death.

In the event of Executive’s death, provided Executive is entitled to payment of the Severance Benefit, the unpaid portion of the Severance Benefit will be paid in lump sum to Executive’s estate within ten (10) days of Employer receiving notice of Executive’s death.

7.                                      IRC 280G Limitation.

If the benefit payments under this Agreement, either alone or together with other payments to which the Executive is entitled to receive from Employer, would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code.  The determination of any reduction in the benefit payments pursuant to the foregoing provisions, shall be made by mutual agreement of Executive and Employer or if no agreement is possible, by the Employer’s accountants.

8.                                      Covenants.

Executive shall comply with the following covenants during employment and following termination of employment.  Employer may enforce these covenants by seeking injunctive relief and/or withholding any payments owing under Section 4.  For purposes of this Agreement, “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages, suggests, induces or requests any person to take or refrain from taking any action.

8.1                                 Covenant Not to Solicit Employees of Employer.  During Executive’s employment with Employer and for a twenty-four (24) month period after Executive’s employment is terminated by Employer or Executive for any reason (the “Restricted Period”), Executive shall not, in any manner, directly or indirectly (without the prior written consent of Employer): (i) solicit anyone who is then an employee of Employer (or who was an employee of Employer within the prior twelve (12) months) to resign from Employer or to apply for or accept employment with any other business or enterprise, provided, however that this clause shall not apply to any employee of Employer who has been terminated by Employer or its successors or assigns within twelve (12) months following the Effective Time, or (ii) assist in any manner, including the sharing of names or other business or personal information, another individual or entity who engages or seeks to engage in the financial services offered by Employer, within a 30 mile radius of any office of Employer.

8.2                                 Covenant Not to Solicit Customers of Employer.  During the Restricted Period, Executive shall not solicit or assist any other person or firm to solicit any person who, during the 12-month period preceding Executive’s termination of employment, is or was engaged in a business relationship with Employer, to terminate the person’s business relationship with Employer or to engage in a business relationship with a business that solicits deposits, offers loans, or offers retail brokerage services.

8.3                                 Nondisclosure. The parties acknowledge that in the course of Executive’s duties, Executive has had access to and become familiar with certain proprietary and confidential information of Employer not known by its actual or potential competitors.  Executive acknowledges that such information constitutes valuable, special, and unique assets of Employer’s business, even though such information may not be of a technical nature and may not be protected under trade secret or related laws.  Executive agrees to hold in a fiduciary capacity and not use for Executive’s benefit, nor reveal, communicate, or divulge during the period of Executive’s employment or at any time thereafter, and in any manner whatsoever, any such data and confidential information of any kind, nature, or description concerning any matters affecting or relating to Employer’s business, its customers, or its services, including information developed by Executive, alone or with others, or entrusted to Employer by its customers or others, to any person, firm, entity, or company other than Employer or persons, firms, entities, or companies designated by Employer.  Executive agrees that all memoranda, notes, records, papers, customer files, and other documents, and all copies thereof relating to Employer’s operations or business, or matters related to any of Employer’s customers, some of which may be prepared by Executive, and all objects associated therewith in any way obtained by Executive, shall be Employer’s property (“Employer Property”).

8.4                                 Return of Property. Executive shall deliver or return to Employer upon termination of employment or as soon thereafter as possible all information, whether in written, digital or electronic form, and any other similar items furnished by Employer or prepared by Executive in connection with his service to Employer. Executive will retain no copies thereof after termination of employment.

8.5                                 Intellectual Property. Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights (each, an “Invention”) developed by Executive during the term of his employment Employer are owned by Employer; provided, however, that the provisions of this Section 8.5 do not apply to Inventions for which no equipment, supplies, facility or trade secret information of Employer was used and which was developed entirely on Executive’s own time, unless (a) the Invention relates to the business of Employer or (b) the Invention results from any work performed by Executive for Employer. Executive hereby assigns to Employer all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all Inventions to which this Section 8.5 applies, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

8.6                                 No Disparagement.  Executive shall not disparage Employer or Employer’s personnel, business or products, and shall not encourage any third parties to sue Employer.  Employer shall not disparage Executive and shall not encourage third parties to sue Executive.

8.7                                 Cooperation Regarding Other Claims.  If any claim is asserted by or against Employer as to which Executive has relevant knowledge, Executive will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by Employer.

9.                                      No Right to Continued Employment.

Nothing in this Restated Agreement shall give rise to a right of continued employment. Employer may terminate Executive’s employment at any time for any lawful reason or for no reason at all, provided that in the event of termination without Cause, Employer will give Executive thirty (30) days prior notice before termination.   Executive will receive compensation only through the date of termination.

10.                               Dispute Resolution.

10.1                           Arbitration. The parties agree to submit any dispute arising under this Restated Agreement to final, binding, private arbitration in Sacramento, California. The disputes subject to arbitration include not only disputes involving the meaning or performance of this Restated Agreement, but disputes about its negotiation, drafting, or execution.  The dispute will be conducted by JAMS and governed by then-existing rules of arbitration procedure of JAMS arbitration services. The arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys’ fees, costs and expenses in accordance with Section 10.2.  There shall be no right of review in court. The arbitrator’s award may be reduced to final judgment or decree in the Superior Court of California in Sacramento County.

10.2                           Expenses/Attorneys’ Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including, but not limited to, attorneys’ fees, filing and service fees, witness fees, and arbitrators’ fees.  If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded.

10.3                           Injunctive Relief.  Notwithstanding any other provision of this Restated Agreement, an aggrieved party may seek a temporary restraining order or preliminary injunction in Superior Court of California in Sacramento County to preserve the status quo during the arbitration proceeding, provided however, that the party seeking relief agrees that ultimate resolution of the dispute will still be determined through arbitration and not through court process. The filing of the court action for injunctive relief shall not hinder or delay the arbitration process.

11.                               General Provisions.

11.1                           Notices.  All notices, requests, demands, and other communications provided for by this Restated Agreement will be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express), or three (3) business days after being deposited in the U.S. mail as certified mail, return receipt requested, with postage prepaid, if such notice is properly addressed.  Unless otherwise changed in writing, notice shall be properly addressed to Executive if addressed to the address of Executive on Employer’s books and records at the time of mailing of such notice, and properly addressed to Employer at Employer’s principal corporate office, with attention to the Chief Executive Officer.

11.2                           Governing Law.  The validity, interpretation, construction and performance of this Restated Agreement shall be governed by the laws of the State of California.

11.3                           Saving Provision.  If any part of this Restated Agreement is held to be unenforceable, it shall not affect any other part.  If any part of this Restated Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  Specially, should the scope, breadth or time periods included in Employees non-solicitation and other covenants in Section 8 be determined excessively broad or long under applicable California law notwithstanding the recitals herein, the covenants will be enforceable in such geographic area, for such time period and to cover such activities to the full extent permitted by law.

11.4                           Survival Provision.  Following termination of employment, this Restated Agreement shall continue in force until all benefits owed to Executive are paid in full or claims are resolved in full. The covenants under Section 8 shall survive after termination of this Restated Agreement, and shall be enforceable regardless of any claim Executive may have against Employer.

11.5                           Counterparts.  This Restated Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

11.6.                        Entire Agreement.  This Restated Agreement constitutes the sole agreement of the parties regarding Executive’s benefits following the Effective Time and supersedes all prior oral and written agreements between Executive and Employer, or any affiliates or representatives of Bancorp regarding the subject matters set forth herein, as well as any policies of Employer regarding the subject matters set forth herein; provided, however, that Executive’s rights pursuant to any salary continuation agreement (SERP), deferred compensation agreement, or stock option or other equity based award, plan, or agreement, if any, with Bancorp are not hereby affected. Specifically, Executive will not be entitled to any other severance benefit provided by Employer or Umpqua under any other agreement or general severance policies.  This Restated Agreement amends and restates the Severance Agreement in its entirety.

11.7                           Waiver/Amendment.  No waiver of any provision of this Restated Agreement shall be valid unless in writing, signed by the party against whom the waiver is sought to be enforced.  The waiver of any breach of this Restated Agreement or failure to enforce any provision of this Restated Agreement shall not waive any later breach.  This Restated Agreement may only be amended by a writing signed by the parties.

11.8                           Assignment.  Executive shall not assign or transfer any of Executive’s rights pursuant to this Restated Agreement, wholly or partially, to any other person or to delegate the performance of its duties under the terms of this Restated Agreement. The rights and obligations of Employer under this Restated Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Employer, regardless of the manner in which the successors or assigns succeed to the interests or assets of Employer.  This Restated Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer, by any merger, consolidation or acquisition where Employer is not the surviving corporation, by any transfer of all or substantially all of Employer’s assets, or by any other change in Employer’s structure or the manner in which Employer’s business or assets are held.  Executive’s employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Restated Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.

11.9                        Advice of Counsel.  Executive acknowledges that, in executing this Restated Agreement, Executive has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Restated Agreement.  This Restated Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

WESTERN SIERRA BANCORP

By:
Gary Gall, Chief Executive Officer

EXECUTIVE:

Patrick J. Rusnak